EXECUTION COPY








                              STOCKHOLDER AGREEMENT dated as of May 20, 2001
                         (this "Agreement"), among VIVENDI UNIVERSAL, a societe anonyme organized under the laws of France ("Parent"), and the individuals and other parties listed on Schedule A hereto (each, a "Stockholder" and, collectively, the "Stockholders").


          WHEREAS, Parent, Metronome Acquisition Sub Inc., a Delaware corporation ("Sub"), and MP3.com, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of the Company with and into Sub; and

          WHEREAS, each Stockholder owns the number of shares of Company Common Stock set forth opposite his, her or its name on Schedule A hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares" of such Stockholder);

          WHEREAS, the Board of Directors of the Company has approved the terms of this Agreement; and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

          (a) Authority; Execution and Delivery; Enforceability. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Stockholder that is not a natural person and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other comparable action on the part of such Stockholder and no other corporate or other comparable proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance by the Stockholder with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, (i) with respect to each Stockholder that is not a natural person, the certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which the Stockholder is a party or otherwise applicable to the Stockholder or the properties or assets of the Stockholder or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order or decree (collectively, "Judgment") or any statute, law, ordinance, rule or regulation (collectively, "Applicable Law"), in each case applicable to the Stockholder or the properties or assets of the Stockholder. No consent, approval, order or authorization (collectively,

"Consent") of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated by this Agreement, other than (i) compliance with and filings under the HSR Act, if applicable to the Stockholder's receipt in the Merger of Parent Shares, and (ii) such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby. With respect to each Stockholder that is a natural person and whose Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms.

                  (b) The Subject Shares. The Stockholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and except as contemplated by this Agreement, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares.

          SECTION 2. Representations and Warranties of

Parent. Parent hereby represents and warrants to each Stockholder as follows:
Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent of this Agreement and consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. Parent has duly executed and delivered this Agreement, and, assuming this Agreement constitutes the legal, valid and binding obligation of each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance by Parent with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, (i) the Restated Corporate Statutes of Parent, (ii) any Contract to which Parent is a party or otherwise applicable to Parent or the properties or assets of Parent or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Judgment or Applicable Law, in each case applicable to Parent or the properties or assets of Parent. No Consent of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated by this Agreement, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          SECTION 3. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, covenants and agrees as follows:

          (a) (1) At any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company called to seek the Stockholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, the Stockholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares of the Stockholder in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement.

          (2) The Stockholder hereby irrevocably grants to, and appoints, Parent and George E. Bushnell III, Philippe Germond and Gerard Ries, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Stockholder's proxy and attorney-in- fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares of the Stockholder, or grant a consent or approval in respect of the Subject Shares of the Stockholder (i) in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal and (iii) against any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this
Section 3(a)(2) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 3(a) and 3(b) in accordance with Section 4.

          (b) At any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought (in the Stockholder's capacity as a stockholder of the Company), the Stockholder shall vote (or cause to be voted) the Subject Shares of the Stockholder against (i) any Takeover Proposal and
(ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

          (c) Other than pursuant to this Agreement, the Stockholder shall not
(i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares (or any options to acquire shares of Company Common Stock) to any person other than pursuant to the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.

          (d) The Stockholder shall not, nor shall it authorize or permit any employee or affiliate of, or any investment banker, financial advisor, attorney, accountant or other representative of, the Stockholder to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action intended to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Parent and any of its affiliates and representatives) any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal. The Stockholder promptly shall advise Parent orally and in writing of any Takeover Proposal or inquiry made to the Stockholder with respect to or that could reasonably be expected to lead to any Takeover Proposal.

          (e) The Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by Applicable Law.

          (f) The Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 in connection with the Merger.

          (g) If, at the time the Merger Agreement is submitted for adoption by the stockholders of the Company, the Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and has made or proposes to make a Share Election, the Stockholder shall deliver to Parent prior to the Closing a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

          SECTION 4. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

          SECTION 5. Additional Matters. (a) Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (b) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such a director or officer of the Company. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder in his or her capacity as an officer or director of the Company.

          SECTION 6. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with
Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to each Stockholder. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent. Each party need not sign the same counterpart.

          (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of each Stockholder (except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder, to any direct or indirect wholly owned subsidiary of Parent) or by any Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a

Federal court sitting in the State of Delaware or any Delaware state court and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

          (j) Agent for Service of Process. Each Stockholder hereby appoints CorpAmerica, Inc., with offices on the date hereof at 30 Old Rudnick Lane, City of Dover, County of Kent, Delaware 19901, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement that may be instituted in any court described in Section 6(i)(i). Each Stockholder agrees to take any and all action at no cost to such Stockholder, including the filing of any and all documents, that may be reasonably necessary to establish and continue such appointment in full force and effect as aforesaid. Each Stockholder agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon such Stockholder.




          IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.


                                     VIVENDI UNIVERSAL, S.A.,

                                      by /s/Jean-Marie Messier
                                        --------------------------
                                        Name:  Jean-Marie Messier
                                        Title: Chairman & Chief Executive
                                               Officer


              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK --
                      STOCKHOLDER SIGNATURE PAGES FOLLOW]

                                         /s/ Michael L. Robertson
                                        --------------------------
                                        Name:  Michael L. Robertson

                                         /s/ Leslie Burcham
                                        --------------------------
                                        Name:  Leslie Burcham


                                     The SKL Trust

                                      by
                                         /s/ Michael L. Robertson
                                        --------------------------
                                        Name:  Michael L. Robertson
                                        Title: Trustee

                                      by
                                         /s/ Leslie Burcham
                                        --------------------------
                                        Name:  Leslie Burcham
                                        Title: Trustee


                                     Robertson's Descendant's
                                     Irrevocable 1999 Trust

                                      by
                                         /s/ Michael L. Robertson
                                        --------------------------
                                        Name:  Michael L. Robertson
                                        Title: Trustee

                                      by
                                         /s/ Leslie Burcham
                                        --------------------------
                                        Name:  Leslie Burcham
                                        Title: Trustee


                                     Michael L. Robertson 1999
                                     Trust,

                                      by
                                         /s/ Michael L. Robertson
                                        --------------------------
                                        Name:  Michael L. Robertson
                                        Title: Trustee


                                     Leslie Burcham 1999 Trust
                                      by
                                         /s/ Leslie Burcham
                                        --------------------------
                                        Name:  Leslie Burcham
                                        Title: Trustee

                                         /s/ Robin D. Richards
                                        --------------------------
                                        Name:  Robin D. Richards

                                         /s/ Susan B. Richards
                                        --------------------------
                                        Name:  Susan B. Richards


                                     Richards Family Trust

                                      by
                                         /s/ Susan B. Richards
                                        --------------------------
                                        Name: Susan B. Richards
                                        Title: Trustee

                                      by
                                          /s/ Robin D. Richards
                                        --------------------------
                                        Name:  Robin D. Richards
                                        Title: Trustee

                                     Richards Descendant's
                                     Irrevocable Trust

                                      by
                                         /s/ Susan B. Richards
                                        --------------------------
                                        Name:  Susan B. Richards
                                        Title: Trustee

                                      by
                                          /s/ Robin D. Richards
                                        --------------------------
                                        Name:  Robin D. Richards
                                        Title: Trustee

                                     Robin D. Richards 1999 Trust

                                      by
                                          /s/ Robin D. Richards
                                        --------------------------
                                        Name:  Robin D. Richards
                                        Title: Trustee

                                     Susan B. Richards 1999 Trust

                                      by
                                         /s/ Susan B. Richards
                                        --------------------------
                                        Name:  Susan B. Richards
                                        Title: Trustee

                                        /s/ Mark Stevens
                                        --------------------------
                                        Name:  Mark Stevens


                                        Sequoia Capital VIII
                                        Sequoia International
                                        Technology Partners VIII
                                        Sequoia International
                                        Technology Partners VIII(Q)

                                        by
                                          SC VIII Management, LLC
                                          A California Limited
                                          Liability Company,
                                          its General Partner

                                        by
                                           /s/ Mark Stevens
                                          ------------------------
                                          Name:  Mark Stevens
                                          Title:  Managing Member

                                        CMS Partners LLC
                                        Sequoia 1997
                                        Sequoia Capital Franchise Fund
                                        Sequoia Capital Franchise
                                        Partners

                                        by
                                           /s/ Mark Stevens
                                          --------------------------
                                          Name:  Mark Stevens
                                          Title: Partner

                                  SCHEDULE A



                                                            Number of Subject
       Name and Address of Stockholder                         Shares Owned
       -------------------------------                      -----------------

     Michael L. Robertson & related trusts                      23,057,927
     1780 Ocean Front Drive
     Del Mar CA, 92014-2125

     Leslie Burcham                                                379,478
     1780 Ocean Front Drive
     Del Mar CA, 92014-2125

     Robin D. Richards & related trusts                          1,503,446
     23920 Linden Terrace
     Calabasas, CA 91302-2395

     Susan B. Richards                                             161,250
     23920 Linden Terrace
     Calabasas, CA 91302-2395

     Sequoia Capital & related entities                           9,837,011
     3000 Sand Hill Road
     Bldg. 4 Suite 280
     Menlo Park, CA 94025-7133

     Mark Stevens                                                     8,000
     85 Queens Court
     Atherton, CA 94027